UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On March 12, 2015, Bioanalytical Systems Inc. (the “Company”) held its annual meeting of shareholders at its corporate offices located at 2701 Kent Avenue, West Lafayette, IN 47906. A total of 5,272,305 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy. The following is a summary of the matters voted on at the meeting.

a.)	Three Class III members of the Board of Directors were elected to serve three-year terms ending in 2018 with the following votes cast:

Nominee	For	Withheld	Broker Non-Vote

John B. Landis, Ph.D.	2,789,785	159,383	2,323,137

David L. Omachinski	907,473	2,041,695	2,323,137

Jacqueline M. Lemke	2,779,207	169,961	2,323,137

b.)	The appointment of McGladrey LLP as our independent registered public accountants for fiscal 2015 was ratified by the following shareholder vote:

For:	5,183,342

Against:	66,498

Abstain:	22,465

c.)	The proposal to approve the amendment and restatement of the 2008 Stock Option Plan in the form of the Bioanalytical Systems, Inc. Equity Incentive Plan did not pass with the following votes cast:

For:	831,348

Against:	2,110,082

Abstain:	7,738

Broker Non-Vote	2,323,137

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: March 18, 2015	By:	/s/ Jeff Potrzebowski
Jeff Potrzebowski
Chief Financial Officer and Vice President of Finance